                                                                 EXHIBIT 10.27.1

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 12th day of February, 2002, by and between EPOCH BIOSCIENCES, INC., a Delaware corporation (the "Employer"), and Merl Hoekstra, an individual (the "Employee").

                                    RECITALS:

        A. Employee and Employer are parties to that certain Employment Agreement dated as of March 8, 2001 (the "Employment Agreement"); and

        C. The parties desire to amend the Employment Agreement to correct and clarify certain provisions relating to severance compensation in the event of termination by Employee as a result of Employer's breach of its obligations under the Employment Agreement.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements of each party to the other set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

        1. Amendment to Section 4.3. The parties hereby amend, as of the Effective Date of the Employment Agreement, the second sentence of Section 4.3 of the Employment Agreement, such that Section 4.3 of the Employment Agreement shall read in its entirety as follows:

                        "4.3 TERMINATION BY EMPLOYEE FOR EMPLOYER BREACH. In the
                event of a breach by the Employer of any of its material obligations to Employee under this Agreement, then Employee shall be entitled (i) to give a written default notice to the Employer identifying, in reasonable detail, the nature of such breach and stating that Employee intends to terminate this Agreement and Employee's employment with the Employer if such breach is not cured within the succeeding thirty (30) days (the "Cure Period") and (ii) if the Employer fails to cure such breach in all material respects within the Cure Period, to terminate Employee's employment with the Employer by a written termination notice delivered to the Employer no later than the 15th day after the end of such Cure Period. In the event of any such breach by the Employer and the termination by Employee of Employee's employment pursuant to this Subsection 4.3, the Employer's sole liability and obligation to Employee shall be to pay to Employee the same compensation, on the same payment schedule, that applies to a termination of Employee's employment without Cause, AS PROVIDED IN SUBSECTION 4.1(a), 4.1(b) AND 4.1(c) HEREOF AND, IN THE EVENT THAT SUCH BREACH OCCURS UPON OR WITHIN TWELVE (12) MONTHS FOLLOWING A CHANGE IN CONTROL, THEN
                SECTION 4.1(d) HEREOF IN LIEU OF SECTION 4.1(c) HEREOF. If Employee fails to exercise Employee's right of termination hereunder within the 15 day period specified above, then, notwithstanding anything to the contrary contained herein, the Employer's breach and its failure to cure such breach shall be deemed to have been waived by Employee, Employee's employment shall continue hereunder and Employee shall not be entitled to terminate this Agreement or Employee's employment or to receive any amounts or other payments from the Employer by reason of such breach and failure to cure on the part of the Employer."

        2. Defined Terms. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the respective meanings ascribed to them in the Employment Agreement.

        3. Effect on Employment Agreement. Except as specifically amended in the manner and to the extent provided in Section 1 above, the Employment Agreement shall remain unchanged and the Employment Agreement shall continue, as and to the extent amended by this Amendment, in full force and effect.

        4. Conflicts. This Amendment shall be governed by all the terms and conditions of the Employment Agreement. In the event of any conflict between the terms of the Employment Agreement and the terms of this Amendment, the terms of this Amendment will control.

        5. Counterpart Execution. This Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement as of the day and year set forth above.

                                            "EMPLOYER"

                                            EPOCH BIOSCIENCES, INC.,
                                            a Delaware corporation

                                            By: /s/ William G. Gerber
                                                --------------------------------
                                                William G. Gerber
                                                Its: Chief Executive Officer

                                            "EMPLOYEE"

                                                /s/ Merl Hoekstra
                                            ------------------------------------
                                            Merl Hoekstra


                                       2